Exhibit 4.5

EVERGREEN SOLAR, INC.
as Issuer
AND
U.S. BANK NATIONAL ASSOCIATION
as Trustee

FIRST SUPPLEMENTAL INDENTURE
Dated as of [•], 2011

13% Convertible Senior Secured Notes due 2015

     FIRST SUPPLEMENTAL INDENTURE, dated as of [•], 2011 (this “Supplemental Indenture”), between Evergreen Solar, Inc., a Delaware corporation, as Issuer (the “Company,” in its own capacity and as successor-in-interest to ESLR1, LLC), and U.S. Bank National Association, a national banking association, as trustee (the “Trustee”).
RECITALS OF THE COMPANY
     WHEREAS, the Company, ESLR1, LLC, the Guarantor party thereto (which has since been merged with and into the Company), and the Trustee heretofore entered into the Indenture, dated as of April 26, 2010 (the “Base Indenture” and, as supplemented by this Supplemental Indenture, the “Indenture”), relating to the Company’s 13% Convertible Senior Secured Notes due 2015 (each a “Security” and collectively, the “Securities”);
     WHEREAS, the Company issued $165,000,000 aggregate principal amount of Securities;
     WHEREAS, Section 15.02 of the Base Indenture provides that with the written consent of the Holders of not less than a majority in Principal Amount of the outstanding Securities, the Company and the Trustee may enter into a supplemental indenture amending the Indenture and amend the Collateral Documents for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or the Collateral Documents or modifying in any manner the rights of the Holders under the Indenture or the Collateral Documents;
     WHEREAS, pursuant to a Prospectus, dated as of [•], 2011 (as amended or supplemented, the “Prospectus”), in accordance with Section 15.02 of the Base Indenture, the Company has solicited consents from Holders of the Securities for amendments to the Indenture and the Collateral Documents, such consents to be obtained in connection with a tender offer for the Securities (the “Tender Offer”);
     WHEREAS, the execution and delivery of this Supplemental Indenture has been authorized by the board of directors of the Company;
     WHEREAS, the Company has received the written consent of the Holders of at least a majority of Principal Amount of the outstanding Securities and has satisfied all other conditions precedent and covenants, if any, provided for in the Base Indenture to enable the Company and the Trustee to enter into this Supplemental Indenture, all as certified by an Officers’ Certificate, delivered to the Trustee simultaneously with the execution and delivery of this Supplemental Indenture as contemplated by Section 1.02 of the Base Indenture; and
     WHEREAS, the Company has delivered to the Trustee simultaneously with the execution and delivery of this Supplemental Indenture an Opinion of Counsel relating to this Supplemental Indenture as contemplated by Sections 1.02 and 15.03 of the Base Indenture.
     NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH, for and in consideration of the premises and mutual covenants herein contained, it is mutually agreed, for the benefit of the Company and the equal and proportionate benefit of all Holders of the Securities, as follows:

ARTICLE 1
RELATION TO BASE INDENTURE; DEFINITIONS
     Section 1.01 Relation to Indenture. This Supplemental Indenture constitutes an integral part of the Indenture and shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered under the Indenture shall be bound by the Indenture as amended hereby. The Trustee hereby agrees to make an appropriate notation on each Global Security and in its records to the effect that the Indenture has been amended pursuant to the amendments contained in this Supplemental Indenture. Subject to Section 1.07 of the Base Indenture, in the event of inconsistencies between the Base Indenture and this Supplemental Indenture, the terms of this Supplemental Indenture shall govern.
     Section 1.02 Defined Terms. For all purposes of this Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:
          (a) capitalized terms used herein and not otherwise defined herein are used herein as defined in the Base Indenture;
          (b) all other terms used herein without definition which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;
          (c) all accounting terms not otherwise defined herein or in the Base Indenture have the meanings assigned to them in accordance with GAAP;
          (d) unless the context otherwise requires, any reference to an “Article” or a “Section” refers to an Article or a Section, as the case may be, of this Supplemental Indenture; and
          (e) the words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision.
ARTICLE 2
MODIFICATION
     Section 2.01 Amendments to the Indenture. The Indenture is hereby modified by amending the following sections of the Indenture:
          (a) Section 1.01 of the Indenture is hereby amended by adding the following terms in the appropriate alphabetical order:
               “2011 Exchange Amount” means the aggregate principal amount of Securities exchanged for 2017 Notes pursuant to the exchange offer effected by the Company pursuant to the Prospectus, dated [•], 2011, as amended or supplemented.
               “2017 Notes” means the Company’s 7.5% Convertible Senior Secured Notes due 2017.

               “2017 Note Guaranty” means the guaranty of the 2017 Notes by a guarantor thereto pursuant to the 2017 Notes Indenture.
               “2017 Notes Indenture” means the indenture dated as of [•], 2011, by and among the Company, the guarantors from time to time party thereto, and U.S. Bank National Association, as trustee, as in effect from time to time.
               “2017 Notes Trustee” means the trustee under the 2017 Notes Indenture.
               “2020 Notes” means the Company’s 4.0% Convertible Subordinated Additional Cash Notes due 2020.”
          (b) The definition of “Collateral Trust Agreement” in Section 1.01 of the Indenture is hereby amended and restated in its entirety as follows:
               “ “Collateral Trust Agreement” means the Amended and Restated Collateral Trust Agreement, dated as of [•], 2011, among the Company, the Subsidiaries of the Company party thereto, the Trustee, the 2017 Notes Trustee, and U.S. Bank National Association, as Collateral Agent, as amended, restated, supplemented or otherwise modified from time to time.”
          (c) Clause (2) of the definition of “Permitted Liens” in Section 1.01 of the Indenture is hereby amended and restated in its entirety to read as follows:
               “(2) Liens on the Collateral securing the Securities, the Note Guaranties and other Obligations under this Indenture and in respect thereof and any obligations owing to the Trustee or the Collateral Agent under this Indenture or the Collateral Documents, and any Liens on the Collateral securing the 2017 Notes, the 2017 Note Guaranties and other obligations under the 2017 Notes Indenture and in respect thereof and any obligations owing to the 2017 Notes Trustee or the Collateral Agent under the 2017 Notes Indenture or the Collateral Documents.”
          (d) The definition of “Restricted Debt” in Section 1.01 of the Indenture is hereby amended and restated in its entirety as follows:
               “ “Restricted Debt” means (a) any Subordinated Debt, (b) the 2013 Notes, (c) the 2017 Notes, (d) the 2020 Notes and (e) any Debt Permitted by clauses (3), (6), (12) or (15) of the definition of Permitted Debt.”
          (e) The definition of “Security Agreement” in Section 1.01 of the Indenture is hereby amended and restated in its entirety as follows:
               “ “Security Agreement” means the Amended and Restated Pledge and Security Agreement, dated as of [•], 2011, among the Company, the Guarantors and the Collateral Agent, as may be amended, restated, supplemented or otherwise modified from time to time.”
          (f) Clause (2) of Section 4.15(b) of the Indenture is hereby amended and restated in its entirety as follows:

               “(2) Debt of the Company pursuant to the Securities in an aggregate principal amount not to exceed $165,000,000 and debt of any Guarantor pursuant to a Note Guaranty of the Securities, and Debt of the Company pursuant to the 2017 Notes in an aggregate principal amount not to exceed the 2011 Exchange Amount, and debt of any Guarantor pursuant to a 2017 Note Guaranty of the 2017 Notes.”
          (g)  Section 4.18 of the Indenture is hereby amended by adding the following new clause (l) at the end of the section:
               “(l) payments in cash to satisfy any interest payments payable upon conversion of the 2017 Notes[.][; and]1”
          (h) [Section 4.18 of the Indenture is hereby amended by adding the following new clause (m) at the end of the section:
               “(m) if the Company does not then have a sufficient number of authorized and unissued shares that have not been reserved for other purposes, payments in cash to satisfy any Coupon Make Whole Payment (as defined in the 2017 Notes Indenture) payable upon conversion of the 2017 Notes.”]
ARTICLE 3
AMENDMENTS TO COLLATERAL DOCUMENTS
     Section 3.01 Amendments to Collateral Documents. The Trustee shall, or shall cause the Collateral Agent, to execute any reasonable document, amendment or agreement, including the Collateral Trust Agreement and the Security Agreement, to reflect the modifications effected by this Supplemental Indenture.
ARTICLE 4
EFFECTIVE TIME
     Section 4.01 Effective Time. This Supplemental Indenture shall be effective upon its execution and delivery by the parties hereto. Notwithstanding the foregoing sentence, the modifications to the Indenture as described in Article 2 of this Supplemental Indenture shall become operative only upon the acceptance for exchange by the Company of at least a majority of Principal Amount of the outstanding Securities, validly tendered (and not withdrawn) pursuant to the Tender Offer on the settlement date in accordance with the Prospectus, with the result that the modifications effected by this Supplemental Indenture shall be deemed to be revoked retroactive to the date hereof if such exchange shall not occur.
ARTICLE 5
MISCELLANEOUS PROVISIONS
     Section 5.01 Severability Clause. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.
     Section 5.02 Effect of Headings. Headings of the Articles and Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.
     Section 5.03 The Trustee. The Trustee shall not be responsible in any manner whatsoever for in any respect of the validity or sufficiency of this Supplemental Indenture or the due execution

1 This second bracketed version to be included only if stockholder approval to increase the Company’s authorized shares of Common Stock is not obtained.
2 This portion is to be included only if stockholder approval to increase the Company’s authorized shares of Common Stock is not obtained.

hereof by the Company or the Guarantor. The Recitals of the Company contained herein shall be taken as the statements solely of the Company and the Guarantor, and the Trustee assumes no responsibility for the correctness thereof.
     Section 5.04 Governing Law. THIS SUPPLEMENTAL INDENTURE, TOGETHER WITH THE BASE INDENTURE AND THE SECURITIES, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
     Section 5.05 Successors. All agreements of the Company and of the Guarantor in this Supplemental Indenture shall bind their respective successors. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.
     Section 5.06 Multiple Originals. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Supplemental Indenture.
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     IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the day and year first above written.

EVERGREEN SOLAR, INC.

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory